Exhibit 99.1

FOR IMMEDIATE RELEASE

AMERICAN VANGUARD REPORTS FIRST QUARTER 2021 RESULTS

Newport Beach, CA – May 6, 2021 – American Vanguard Corporation (NYSE: AVD) today announced financial results for the first quarter ended March 31, 2021.

Fiscal 2021 First Quarter Financial Highlights – versus Fiscal 2020 First Quarter:

•	Net sales were $116 million in 2021, compared to $96 million in 2020.

•	Net income was $3.07 million in 2021, compared to $0.52 million in 2020.

•	Earnings per diluted share of $0.10 in 2021, compared to $0.02 in 2020.

•	EBITDA[1] of $12.1 million in 2021, compared to $7.6 million in 2020.

Eric Wintemute, Chairman and CEO of American Vanguard stated: “We are pleased to report a much-improved start to 2021 both at the top and bottom lines, as compared to the prior year. Domestically, after several years of relatively stagnant crop prices, we are beginning to see higher commodity prices, which, in turn, has helped spur demand for both our soybean products and our corn herbicide portfolio. In non-crop uses, we experienced steady demand for mosquito control products, a recovery in the horticulture segment and higher royalties from our essential oil products for consumer use. Internationally, we enjoyed improved performance in Mexico and Brazil, while continuing to expand globally with the additions of Agrinos biological products and the integration of AgNova in Australia. Gross profit margins were just below those of the comparable quarter in 2020, while net income for the quarter was 6 times that of the prior year period.”

He continued: “During the quarter, we kept a focus on balance sheet integrity and controlled inventory levels. We also exercised discipline with respect to operating expense (which declined as a percent of net sales) and debt management within the usual seasonal cycle for our business. Further, we produced profitable results while self-funding strategic growth initiatives, including our SIMPAS prescription application system with the Ultimus tracing/verification platform, which we are positioning as a comprehensive solution for the carbon credit market.”

Mr. Wintemute concluded: “Over the course of 2021, we expect a low double-digit increase in net sales with stronger growth in net income. We look forward to giving you additional detail on market conditions, profitability, working capital considerations and our innovation initiatives during our upcoming earnings call.”

[1]

Earnings before interest, taxes, depreciation, and amortization. EBITDA is not a financial measure calculated and presented in accordance with U.S. generally accepted accounting principles (GAAP) and should not be considered as an alternative to net income (loss), operating income (loss) or any other financial measure so calculated and presented, nor as an alternative to cash flow from operating activities as a measure of liquidity. The items excluded from EBITDA are detailed in the reconciliation attached to this news release. Other companies (including the Company’s competitors) may define EBITDA differently.

Conference Call

Eric Wintemute, Chairman & CEO, Bob Trogele, COO and David T. Johnson, CFO, will conduct a conference call focusing on operating performance and financial results at 4:30 pm ET / 1:30 pm PT on Thursday, May 6, 2021. Interested parties may participate in the call by dialing 888-506-0062 or 973-528-0011 and enter code 481120 - please call in 10 minutes before the conference is scheduled to begin and ask for the American Vanguard conference.

The conference call will also be webcast live via the News and Media section of the Company’s web site at www.american-vanguard.com. To listen to the live webcast, go to the web site at least 15 minutes early to register, download and install any necessary audio software. If you are unable to listen live, the conference call will be archived on the Company’s web site.

About American Vanguard

American Vanguard Corporation is a diversified specialty and agricultural products company that develops and markets products for crop protection and management, turf and ornamentals management and public and animal health. American Vanguard is included on the Russell 2000® and Russell 3000® Indexes and the Standard & Poor’s Small Cap 600 Index. To learn more about American Vanguard, please reference the Company’s web site at www.american-vanguard.com.

The Company, from time to time, may discuss forward-looking information. Except for the historical information contained in this release, all forward-looking statements are estimates by the Company’s management and are subject to various risks and uncertainties that may cause results to differ from management’s current expectations. Such factors include weather conditions, changes in regulatory policy and other risks as detailed from time-to-time in the Company’s SEC reports and filings. All forward-looking statements, if any, in this release represent the Company’s judgment as of the date of this release.

Company Contact:	Investor Representative
American Vanguard Corporation	The Equity Group Inc.
William A. Kuser, Director of Investor Relations	www.theequitygroup.com
(949) 260-1200	Lena Cati
williamk@amvac-chemical.com	Lcati@equityny.com

AMERICAN VANGUARD CORPORATION AND SUBSIDIARIES

CONDENSED CONSOLIDATED BALANCE SHEETS

(In thousands, except share data)

(Unaudited)

ASSETS

	March 31, 2021	December 31, 2020
Current assets:
Cash and cash equivalents	$13,765	$15,923
Receivables:
Trade, net of allowance for doubtful accounts of $3,979 and $3,297, respectively	156,010	130,029
Other	10,247	8,444

Total receivables, net	166,257	138,473
Inventories	172,234	163,784
Prepaid expenses	11,221	10,499
Income taxes receivable	2,409	3,046

Total current assets	365,886	331,725
Property, plant and equipment, net	65,945	65,382
Operating lease right-of-use assets	11,207	12,198
Intangible assets, net of applicable amortization	193,776	197,514
Goodwill	50,505	52,108
Other assets	18,492	18,602
Deferred income tax assets, net	4,213	2,764

Total assets	$710,024	$680,293

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Current installments of other liabilities	$909	$2,647
Accounts payable	60,946	59,253
Deferred revenue	32,316	43,611
Accrued program costs	53,196	45,441
Accrued expenses and other payables	15,865	16,184
Operating lease liabilities, current	3,664	4,188

Total current liabilities	166,896	171,324
Long-term debt, net	143,423	107,442
Operating lease liabilities, long term	7,692	8,177
Other liabilities, net of current installments	8,453	9,054
Deferred income tax liabilities, net	23,514	23,560

Total liabilities	349,978	319,557

Commitments and contingent liabilities
Stockholders’ equity:
Preferred stock, $.10 par value per share; authorized 400,000 shares; none issued	—	—
Common stock, $.10 par value per share; authorized 40,000,000 shares; issued 33,874,322 shares at March 31, 2021 and 33,922,433 shares at December 31, 2020	3,389	3,394
Additional paid-in capital	95,985	96,642
Accumulated other comprehensive loss	(11,825)	(9,322)
Retained earnings	290,657	288,182
Less treasury stock at cost, 3,061,040 shares	(18,160)	(18,160)

Total stockholders’ equity	360,046	360,736

Total liabilities and stockholders’ equity	$710,024	$680,293

AMERICAN VANGUARD CORPORATION AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(In thousands, except per share data)

(Unaudited)

	For the three months ended March 31
	2021	2020
Net sales	$116,155	$95,962
Cost of sales	(71,024)	(57,581)

Gross profit	45,131	38,381
Operating expenses	(41,444)	(36,545)
Adjustment to bargain purchase gain on business acquisition	(33)	—

Operating income	3,654	1,836
Change in fair value of an equity investment	1,066	—
Other income	672	—
Interest expense, net	(946)	(1,508)

Income before provision for income taxes (benefit) and loss on equity method investment	4,446	328
Income tax (expense) benefit	(1,362)	205

Income before loss from equity method investment	3,084	533
Loss from equity method investment	(13)	(13)

Net income	$3,071	$520

Earnings per common share—basic	$0.10	$0.02

Earnings per common share—assuming dilution	$0.10	$0.02

Weighted average shares outstanding—basic	29,737	29,288

Weighted average shares outstanding—assuming dilution	30,523	29,948

AMERICAN VANGUARD CORPORATION AND SUBSIDIARIES

ANALYSIS OF SALES

(In thousands)

(Unaudited)

	For the three Months Ended March 31
	2021	2020	Change	% Change
Net sales:
U.S. crop	$54,755	$50,362	$4,393	9%
U.S. non-crop	17,453	10,993	6,460	59%

Total U.S.	72,208	61,355	10,853	18%
International	43,947	34,607	9,340	27%

Total net sales:	$116,155	$95,962	$20,193	21%

Gross profit:
U.S. crop	$21,271	$24,245	$(2,974)	-12%
U.S. non-crop	9,383	4,719	4,664	99%

Total U.S.	30,654	28,964	1,690	6%
International	14,477	9,417	5,060	54%

Total gross profit:	$45,131	$38,381	$6,750	18%

Gross margin:
U.S. crop	39%	48%
U.S. non-crop	54%	43%
Total U.S.	42%	47%
International	33%	27%
Gross margin:	39%	40%

AMERICAN VANGUARD CORPORATION AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(In thousands)

(Unaudited)

	For the three months ended March 31
	2021	2020
Cash flows from operating activities:
Net income	$3,071	$520
Adjustments to reconcile net income to net cash used in operating activities:
Depreciation and amortization of fixed and intangible assets	5,403	4,762
Amortization of other long-term assets	1,200	967
Accretion of discounted liabilities	18	4
Amortization of deferred loan fees	81	59
Provision for bad debts	682	359
Loan principal and interest forgiveness	(672)	—
Stock-based compensation	1,792	1,357
Decrease in deferred income taxes	(269)	(910)
Change in fair value of an equity investment	(1,066)	—
Loss from equity method investment	13	13
Adjustment to bargain purchase gain on business acquisition	33	—
Changes in assets and liabilities associated with operations:
Increase in net receivables	(30,422)	(6,578)
Increase in inventories	(9,615)	(16,446)
Increase in prepaid expenses and other assets	(1,052)	(776)
(Increase) decrease in income tax receivable/payable, net	638	(597)
Decrease in net operating lease liability	(18)	—
Increase in accounts payable	2,293	1,617
Decrease in deferred revenue	(11,293)	(2,342)
Increase in accrued program costs	7,770	6,016
Decrease in other payables and accrued expenses	(1,187)	(2,094)

Net cash used in operating activities	(32,600)	(14,069)

Cash flows from investing activities:
Capital expenditures	(2,904)	(2,980)
Intangible assets	(41)	—

Net cash used in investing activities	(2,945)	(2,980)

Cash flows from financing activities:
Net borrowings under line of credit agreement	35,900	19,400
Net payments from the issuance of common stock (sale of stock under ESPP, exercise of stock options, and shares purchased for tax withholdings)	(2,454)	(2,177)
Payment of cash dividends	(593)	(582)

Net cash provided by financing activities	32,853	16,641

Net decrease in cash and cash equivalents	(2,692)	(408)
Effect of exchange rate changes on cash and cash equivalents	534	(629)
Cash and cash equivalents at beginning of period	15,923	6,581

Cash and cash equivalents at end of period	$13,765	$5,544

AMERICAN VANGUARD CORPORATION AND SUBSIDIARIES

UNAUDITED RECONCILIATION OF NET INCOME TO EBITDA

For the three months March 31, 2021 and 2020

(Unaudited)

	March 31, 2021	March 31, 2020
Net income, as reported	$3,071	$520
Provision for income taxes	1,362	(205)
Interest expense, net	946	1,508
Depreciation and amortization	6,684	5,788

EBITDA[2]	$12,063	$7,611

[2]

Earnings before interest, taxes, depreciation and amortization. EBITDA is not a financial measure calculated and presented in accordance with U.S. generally accepted accounting principles (GAAP) and should not be considered as an alternative to net income (loss), operating income (loss) or any other financial measures so calculated and presented, nor as an alternative to cash flow from operating activities as a measure of liquidity. The items excluded from EBITDA are detailed in the reconciliation attached to this news release. Other companies (including the Company’s competitors) may define EBITDA differently.